Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—Blue Chip Stock 2005 Series B, Premier American Portfolio:

We consent to the use of our report dated August 5, 2005, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

August 5, 2005